UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 6, 2010

Date of earliest event reported: March 31, 2010

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

2930 W. Sam Houston Pkwy N., Suite 300
Houston, Texas	77043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Exchange Agreement for Convertible Senior Notes

On March 31, 2010, Flotek Industries, Inc. (the “Company”) and certain of the Company’s subsidiaries (the “Guarantors”) entered into an Exchange Agreement (the “Exchange Agreement”) with certain affiliates of Whitebox Advisors, LLC and Gates Capital Management (the “Investors”), pursuant to which the Investors exchanged $40 million in aggregate principal amount of the Company’s 5.25% Convertible Senior Notes due 2028 (the “Old Notes”) for $36 million in aggregate principal amount of the Company’s 5.25% Convertible Senior Secured Notes due 2028 (the “New Secured Notes”) and a total of 1,568,874 shares of the Company’s common stock.

The Old Notes were issued in February 2008. Upon closing of the exchange, the investors received, for each $1,000 principal amount of the Old Notes exchanged, (a) New Secured Notes in a principal amount of $900 and (b) $50 in shares of the Company’s common stock (based on the greater of 95% of the volume-weighted average price of the common stock for the preceding ten trading days or the closing price of the common stock on the day before the closing). The New Secured Notes have the same interest rate, conversion rights, conversion rate, Company redemption rights and guarantees as the Old Notes, except that in addition they are also secured by a second priority lien on substantially all of the Company’s assets. Please see the “New Secured Notes” below.

The Exchange Agreement contains representations, warranties and covenants that are typical for transactions of this nature, including representations and warranties regarding: (1) due incorporation, valid existence and good standing; (2) capitalization; (3) reservation of shares of common stock for the conversion of the New Secured Notes; (4) right, corporate power and authority to enter into the Exchange Agreement and transactions contemplated thereby; (5) litigation; (6) tax matters; (7) compliance with organizational documents; (8) Securities Exchange Act of 1934 compliance; (9) security interests; (10) SEC filings; and (11) New York Stock Exchange listing compliance.

The above description of the Exchange Agreement is a summary only and is qualified in its entirety by reference to the Exchange Agreement which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The New Secured Notes

In connection with the issuance of the New Secured Notes, the Company, the Guarantors and U.S. Bank National Association (the “Trustee”), entered into a senior indenture (the “Base Indenture”), dated as of March 31, 2010, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference. The Base Indenture includes customary agreements and covenants by the Company and the Guarantors.

On March 31, 2010, the Company, the Guarantors and the Trustee entered into a First Supplemental Indenture to the Base Indenture (the “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”), a copy of which is attached hereto as Exhibit 4.2 and incorporated herein by reference.

The New Secured Notes bear interest at a rate of 5.25% per year, accruing from March 31, 2010 and payable semiannually on February 15 and August 15 of each year, beginning August 15, 2010. The New Secured Notes will also pay contingent interest to their holders semiannually, commencing with the six-month period beginning on February 15, 2013, if the trading price of a New Secured Note for each of the five trading days ending on the third trading day immediately preceding the first day of the relevant six-month period equals 120% or more of the principal amount of the New Secured Note. The amount of contingent interest payable per New Secured Note with respect to any such period will be equal to 0.50% per annum of the average trading price of such New Secured Note for the five trading days referred to above. The New Secured Notes will mature on February 15, 2028, subject to earlier repurchase, redemption or conversion. The New Secured Notes will be convertible, under certain circumstances, into shares of the Company’s common stock, cash, or a combination thereof, at the Company’s option. The New Secured Notes have an initial conversion rate of 43.9560 shares of Company common stock per $1,000 principal amount (equivalent to an initial conversion price of approximately $22.75 per share), subject to adjustment. In addition, in certain circumstances following certain corporate transactions that occur prior to February 15, 2013 and that also constitute a fundamental change, the conversion rate for a holder who elects to convert its New Secured Notes in connection with such corporate transaction will be increased. Holders have the right to require the Company to purchase all or a portion of their New Secured Notes for cash on February 15, 2013, February 15, 2018 and February 15, 2023.

The New Secured Notes are secured by a second priority lien on substantially all of the Company’s assets. The rights to the collateral securing the New Secured Notes is governed by a Lien Subordination and Intercreditor Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Beginning February 15, 2013, the Company may redeem any or all of the outstanding New Secured Notes in cash at a redemption price equal to 100% of the principal amount of the New Secured Notes being redeemed, plus accrued and unpaid interest, if any. Subject to certain exceptions, if the Company undergoes a “fundamental change”, as described in the Indenture, each holder of New Secured Notes will have the option to require the Company to repurchase all or a portion of such holder’s New Secured Notes on a date specified by the Company that is no later than the 35th calendar day after the date of the Company notice of the occurrence of such fundamental change. The fundamental change repurchase price will be 100% of the principal amount of the New Secured Notes to be purchased, plus accrued and unpaid interest.

If an “event of default”, as described in the Indenture, on the New Secured Notes occurs, either the Trustee or the holders of at least 25% in principal amount of the New Secured Notes may declare the principal amount of New Secured Notes, plus accrued and unpaid interest thereon, if any, to be due and payable, subject to certain conditions set forth in the Indenture.

The above descriptions of the Indenture are summaries only and are qualified in their entirety by reference to the Base Indenture and Supplemental Indenture which are attached hereto as Exhibits 4.1 and 4.2 and incorporated herein by reference.

The Amended and Restated Credit Agreement

On March 31, 2010, the Company entered into an Amended and Restated Credit Agreement with Whitebox Advisors, LLC, as administrative agent for a syndicate of lenders, for a $40 million term loan (the “Amended and Restated Credit Agreement”). This new senior credit facility refinanced the Company’s existing senior credit facility at Wells Fargo Bank and provided net proceeds of approximately $6.1 million to the Company.

The indebtedness under the new senior credit facility matures November 1, 2012 and has scheduled cash principal payments of $750,000 in 2010, $3,750,000 in 2011, $3,000,000 in 2012 prior to the maturity date, with and the remaining unpaid principal balance due at maturity. Interest is payable quarterly. The Company has the option to either pay the total amount of interest due in cash or to pay a portion of the interest in cash and capitalize the balance of the interest, thereby increasing the principal amount of the new senior credit facility. The annualized cash interest rate is 12.5% when the principal balance exceeds $30 million, 11.5% when the principal balance is $20 million or more but not in excess of $30 million, and 10.5% when the principal balance is less than $20 million. If the Company elects to capitalize a portion of the interest, the annualized cash interest rate is 8% and additional interest is capitalized and added to the principal amount of the new senior credit facility at a annualized rate of 6% when the principal balance exceeds $30 million, 4.5% when the principal balance is $20 million or more but not in excess of $30 million, and 3.5% when the principal balance is less than $20 million.

The Amended and Restated Credit Agreement requires additional mandatory principal payments of (a) 50% of EBITDA (earnings before interest, taxes depreciation and amortization) in excess of $4.5 million in any fiscal quarter, (b) 50% of cash proceeds in excess of $5 million and up to $15 million from certain asset disposals, plus 75% of cash proceeds in excess of $15 million from certain asset disposals, (c) 75% of any Federal income tax refunds, and (d) $1 million of principal on quarterly payment dates, when the Company’s stock price is equal to or greater than $1.27 per share, payable by issuing common stock (based on 95% of the volume-weighted average price of the common stock for the preceding ten trading days).

The Amended and Restated Credit Agreement provides for a commitment fee of $7,300,000, payable as follows: (a) $925,975 in cash at closing, (b) $4,374,025 through the issuance of 3,431,127 shares of common stock at closing (based on 95% of the volume-weighted average price of the common stock for the preceding ten trading days), (c) $1,000,000 payable in September 2010 in cash or common stock (based on 90% of the greater of the volume-weighted average price of the common stock for the preceding ten trading days or $1.27 per share), and (d) $1,000,000 payable in March 2011 in cash or common stock (based on 85% of the greater of the volume-weighted average price of the common stock for the preceding ten trading days or $1.27 per share). The election as to whether the commitment fee for (c) and (d) is payable in cash or common stock is made by the Company if the volume-weighted average price of the common stock is $1.00 or more per share and by the lenders if such average is less than $1.00 per share at the payment date.

The Amended and Restated Credit Agreement does not contain a revolving line of credit facility or quarterly and annual financial covenants. The Amended and Restated Credit Agreement restricts the payment of dividends on the Company’s common stock without the prior written consent of the lenders.

In connection with the issuance of common stock to the Investors pursuant to the Amended and Restated Credit Agreement, the warrants issued in August 2009 in connection with the issuance of Series A cumulative convertible preferred stock have been re-priced, effective March 31, 2010. The exercisable warrants and the contingent warrants both contained anti-dilution price protection provisions. As a result of the re-pricing, the Company now has outstanding warrants to purchase up to 10,480,000 shares of the Company’s common stock at an exercise price of $1.2748 per share.

Registration Rights Agreements

On March 31, 2010, the Company entered into a Registration Rights Agreement with the Investors, pursuant to which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) a registration statement with respect to the resale of the New Secured Notes, the common stock issuable upon conversion of the New Secured Notes and any shares of capital stock issuable from time to time in exchange for the New Secured Notes held by the Investors by April 30, 2010. The Company also entered into a second Registration Rights Agreement with the Investors, pursuant to which the Company agreed to file with the SEC a registration statement with respect to the resale of the common stock issued to the Investors as a commitment fee under the Amended and Restated Credit Agreement by April 30, 2010. The Company also agreed to file with the SEC a registration statement with respect to the resale of the common stock issuable to the Investors as repayment of principal of the notes under the Amended and Restated Credit Agreement within 30 days after the date of each issuance of shares of common stock as repayment of the principal of the notes. Both registration rights agreements provide for payments by the Company to the Investors in the event the Company fails to file or have declared effective the registration statements by certain specified deadlines.

The above descriptions of the registration rights agreements are summaries only and are qualified in their entirety by reference to the registration rights agreements, which are attached hereto as Exhibits 10.5 and 10.10 and incorporated herein by reference.

Neither the common stock, the New Secured Notes nor the common stock underlying the New Secured Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and such securities may not be offered or sold in the United States absent a registration statement or exemption from registration.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above regarding the New Secured Notes and the Amended and Restated Credit Agreement is incorporated into this Item 2.03 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

As described in Item 1.01 above, pursuant to the Exchange Agreement and the Amended and Restated Credit Agreement, the Company issued $36 million in aggregate principal amount of the Company’s New Secured Notes and a total of 5,000,001 shares of common stock to the Investors. The Company received net proceeds of approximately $6.1 million in connection with the execution of the Amended and Restated Credit Agreement. The exchange and issuance of the New Secured Notes and the issuance of common stock was made in reliance on an exemption from registration under the Securities Act pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. The terms of the conversion of the New Secured notes are set forth in Item 1.01 above. The information in Item 1.01 above is incorporated into this Item 3.02 by reference.

Item 3.03.	Material Modification of Rights of Security Holders.

The information in Item 1.01 above regarding the New Secured Notes and the Amended and Restated Credit Agreement is incorporated into this Item 3.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture dated as of March 31, 2010

4.2	First Supplemental Indenture dated as of March 31, 2010

4.3	Form of 5.25% Convertible Senior Secured Notes due 2028 (contained in Exhibit A to the First Supplemental Indenture dated as of March 31, 2010)

10.1	Exchange Agreement dated as of March 31, 2010

10.2	Lien Subordination and Intercreditor Agreement dated as of March 31, 2010

10.3	Junior Lien Pledge and Security Agreement dated as of March 31, 2010

10.4	Junior Lien Patent and Trademark Security Agreement dated as of March 31, 2010

10.5	Registration Rights Agreement (5.25% Convertible Senior Secured Notes due 2028) dated March 31, 2010

10.6	Amended and Restated Credit Agreement dated as of March 31, 2010

10.7	Amended and Restated Guaranty Agreement dated as of March 31, 2010

10.8	Amended and Restated Pledge and Security Agreement dated as of March 31, 2010

10.9	Amended and Restated Patent and Trademark Security Agreement dated as of March 31, 2010

10.10	Registration Rights Agreement (Credit Agreement) dated as of March 31, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: April 6, 2010	By:	/S/ JESSE E. NEYMAN
Jesse E. Neyman
Executive Vice President, Finance and Strategic Planning

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture dated as of March 31, 2010

4.2	First Supplemental Indenture dated as of March 31, 2010

4.3	Form of 5.25% Convertible Senior Secured Notes due 2028 (contained in Exhibit A to the First Supplemental Indenture dated as of March 31, 2010)

10.1	Exchange Agreement dated as of March 31, 2010

10.2	Lien Subordination and Intercreditor Agreement dated as of March 31, 2010

10.3	Junior Lien Pledge and Security Agreement dated as of March 31, 2010

10.4	Junior Lien Patent and Trademark Security Agreement dated as of March 31, 2010

10.5	Registration Rights Agreement (5.25% Convertible Senior Secured Notes due 2028) dated March 31, 2010

10.6	Amended and Restated Credit Agreement dated as of March 31, 2010

10.7	Amended and Restated Guaranty Agreement dated as of March 31, 2010

10.8	Amended and Restated Pledge and Security Agreement dated as of March 31, 2010

10.9	Amended and Restated Patent and Trademark Security Agreement dated as of March 31, 2010

10.10	Registration Rights Agreement (Credit Agreement) dated as of March 31, 2010